                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    FORM 8-K

  Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934


Date of Report (date of earliest event reported):   December 24, 1997



                            HARVARD SCIENTIFIC CORP.
              (Exact name of registrant as specified in its charter)


    Nevada                     0-28392                 88-0226455
(State or other            (Commission File         (I.R.S. Employer
jurisdiction of                 Number)           Identification No.)
incorporation)


     100 North Arlington Avenue, Suite 380, Reno, Nevada  89501
--------------------------------------------------------------------------------
        (Address of principal executive offices)       (Zip Code)

  Registrant's telephone number, including area code:  (702) 796-1173

       (Former name or former address, if changed since last report)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HARVARD SCIENTIFIC CORP.
                                       A Nevada Corporation



                                       By:    /s/ Thomas E. Waite
                                              ---------------------
                                       Name:  Thomas E. Waite
                                       Title: President and Director

December 24, 1997

Item 6.  Resignations of Registrant's Directors.

On December 24, 1997 Alexander H. Walker, Jr.'s ("Walker") letter dated December 23, 1997 ("Letter") resigning as a director of Harvard Scientific Corporation ("Registrant") was delivered to Thomas E. Waite ("Waite"), Chairman, President and Chief Executive Officer of the Registrant, and to the other director of Registrant, Dr. Jackie R. See ("See"). The Letter contains numerous statements by Mr. Walker. The Letter and its attachment, a press release on behalf of Registrant dated December 11, are stated to be "my written description of my disagreement...". Pursuant to Walter's request, this matter is disclosed in this Form 8-K and the Letter, including its attachment, is an exhibit hereto.

As a result of the foregoing, Walker confirmed his resignation as a director of Registrant on December 24, 1997 and made demand for disclosure effective that date. While Registrant believes Walker effectively resigned through oral tender of his resignation and its acceptance on December 3, 1997, solely for purposes of this Form 8-K and the disclosures required and permitted by such form, the date of receipt of the written resignation on December 24 1997 is accepted as the date of resignation.

Set forth below are summaries of Walker's descriptions of the disagreements. Because of the extensive listing of disagreements, reference is made to the full text of the Letter. Following each summary of a disagreement there is a statement by Registrant presenting its views of the disagreement indicating the aspects of the description provided by Walker that it believes are incorrect or incomplete. In an attempt to be brief, the omission by Registrant of a statement of any particular incorrectness or inaccuracy of a disagreement by Walker is not a waiver of Registrant's right to hereafter assert the incorrectness or incompleteness of any such description by Walker. The paragraph references are to the paragraphs of the Letter, the paragraph numbers having been added to the Letter for ease of reference.


Paragraph 1.
------------

Walker states that management does not desire his participation as a director, that he is effectively excluded from decisions of the other directors and that he disagrees with decisions made by management as to the running of Registrant and as to disclosures to Registrant's shareholders. Registrant believes that Walker, by affirmatively refusing to attend the most recent meeting of the Board of Directors of Registrant on December 11, 1997 either in person or by conference telephone, of which he was given due notice even through Registrant believed he had effectively resigned, voluntarily has excluded himself from decisions of the other directors. Registrant believes that information has properly been disclosed to its shareholders.

Paragraph 2.
------------

Walker states that Waite improperly obligated Registrant to issue 100,000 shares to Kostech Data Corporation. Registrant believes that it was previously obligated to issue such shares, that Waite was specifically authorized by the Board of Directors, including Walker, to arrange a settlement with Kostech Data Corporation, and that Waite arranged a settlement on more favorable terms to Registrant that its previous obligation.


Paragraph 3.
------------

Walker states that Waite did not accept the form of employment agreement between Waite and Registrant that Walker drafted and that the version prepared on behalf of Waite contained provisions significantly different from those contained in the version prepared by Walker at the instructions of the Board of Directors. In particular Walker objects to the automatically renewable nature of the agreement and the ability of Waite to move Registrant's offices to where Waite lives, strengthening Waite's exclusive control over Registrant. Walker objects to Waite's service to Registrant without an executed employment agreement. Registrant believes that the arrangements involving Waite are reasonable and proper; that, in fact, the agreement is renewable at the option of the Company, so that it is not automatically renewable; that the principal office of Registrant remains in Reno and that the office in Florida was an appropriate convenience office for Waite near his antecedent residence and that the arrangements with Waite have been approved by Registrant and will be reflected in an employment agreement to be placed in final form after more pressing matters are attended to.


Paragraph 4.
------------

Walker states that Waite requested a check for $25,000 for a slush fund for expenses which Walker refused to give absent verification as to how the funds were to be spent. Registrant believes that Walker's characterization of the $25,000 is inaccurate, that the $25,000 was designed to fund a local bank account in Florida that was being established in connection with the Florida office as is normal for a satellite office, that the term "slush fund" was never used, and that the expenditure of the $25,000 and any replenishment thereof will be fully accountable, as will be the expenditure of all other funds of Registrant.

Paragraph 5.
------------

Walker states that Waite called him on December 1, 1997 concerning the appointment of Barbara Krilich ("Krilich") as Treasurer of Registrant, that she would control Registrant's check book and have particular terms of employment and the he inquired of Waite if Krilich's appointment had been approved by See, which approval Waite confirmed. Registrant believes that the 10:00 P.M. Eastern Standard Time call was a conference call including Krilich as well as Walker and Waite and that there was no indication from Waite or Krilich that Krilich had been appointed Treasurer (which she never has been).


Paragraph 6.
------------

Walker states that he contacted See on December 2, 1997 about Krilich's appointment, that See indicated that he had not heard about the matter prior to being called, that the appointment of Curtis Orgill ("Orgill") as Treasurer had previously been approved by the Board of Directors of Registrant and that Walker understood that See agreed that Registrant would honor its commitment to Orgill. Registrant believes Walker evidently was confused as to the arrangements involving Krilich and Orgill and notes that Krilich currently is Secretary and Chief Operating Officer of Registrant and Orgill is Treasurer and Chief Financial Officer of Registrant.


Paragraph 7.
------------

Walker states that when Waite called him on December 2, 1997 he expressed to Waite his opinion that Waite had misrepresented to him Dr. See's approval of Krilich's appointment and that Waite had lied to him and that he no longer could trust Waite. Registrant believes Walker did express himself in extraordinarily strong language and notes that Walker, as a director of Registrant, had in November approved Waite, whom he had know for some time, as Chairman, President and CEO of Registrant.


Paragraph 8.
------------

Walker states that on December 3, 1997, See called Walker to indicate that Waite could raise $12 million for Harvard but only if Walker resigned as an officer and a director and if the Nevada Agency and Trust Company ("Nevada Agency"), of which Walker is a principal, was replaced as the transfer agent for Harvard's common stock. Walker agreed to do so if the $12 million transaction was real and if a suitable severance agreement could be put in place. Registrant believes that Waite had concluded that Walker would present a big problem to Registrant, in part based on reports from Krilich as to her dealings with Walker on December 2, 1997 and Waite's own conversation with Walker on December 3, 1997; that Waite did not want Walker's continuing involvement with Registrant independently of the proposed $12 million financing and that when See indicated these facts to Walker on December 3, 1997, Walker tendered his oral resignation as a director to See.


Paragraph 9.
------------

Walker states that on December 4, 1997 See and Waite held a purported meeting of Registrant's Board of Directors at which See wrongly represented that Walker had resigned as an officer and director, wrongfully filled Walker's positions with Registrant and wrongfully terminated Nevada Agency as Registrant's stock transfer agent. The meeting was held without notice and was invalid. Registrant believes that the meeting, which was held on December 3, 1997 following Walker's oral resignation, was valid because all the remaining directors waived notice of the meeting and thus the actions taken at the meeting were valid. Registrant notes that in any event it is irrelevant whether or not the meeting was valid and the actions then taken were proper, since at the subsequent properly called meeting as to which there is no dispute as to proper notice, the actions taken at the December 3, 1997 meeting were ratified and no proper rights of other persons were adversely affected during the intervening period.


Paragraph 10.
-------------

Walker states that when he learned of the invalid meeting he took steps to protect Registrant's assets by hiring counsel and being prepared to seek judicial intervention to follow proper corporate formalities. Thereafter the directors properly noticed a meeting (held December 11, 1997) to take all actions they wished to legally take, which second meeting indicates that the earlier meeting was invalid and that Walker had not resigned as a director at that time. Registrant believes that Walker's actions were not designed to protect the assets of the corporation. Walker wrote checks on corporate funds on December 4, 1997 to Nevada Agency, of which he is a principal, and to himself, and on December 5, 1997 to Ross E. de Lipkou to represent the shareholders against Registrant when Walker was a director of Registrant and now claims to have also been General Counsel, Treasurer and Secretary. He wrote no other checks after December 3, 1997. In addition, Walker indicated that he had sent the notice of the December 11, 1997 meeting of the Board of Directors with his comments thereon to the principal creditor of Registrant, which Registrant believes can not be beneficial to Registrant and could be detrimental.

Paragraph 11.
-------------

Walker states that he has been given no documentation confirming the $12 million infusion of funds to Registrant, which documentation should be made available to all board members, and objects to action without confirmation of the obligation to put $12 million into Registrant. Registrant regrets that Walker has seen fit to make public negotiations concerning proposed financing by Registrant and believes that the ongoing directors of Registrant will remain fully informed concerning Registrant's financing possibilities.


Paragraph 12.
-------------

Walker states his opinion that under Waite, Registrant's assets are being dissipated and that Krilich's appointment and salary are unnecessary in view of Orgill's previous employment. Registrant believes that, with the assistance of Krilich and Orgill, the assets of Registrant are under materially improved control, that the services of Krilich and Orgill are complementary and that the employment of both at this time for their respective compensations is in the best interests of Registrant.


Paragraph 13.
-------------

Walker states that termination of Nevada Agency is a breach of the 90 day notice provision in its agreement with Registrant and violates Rule 17 Ad-16 of the Securities Exchange Act of 1934, which requires a transition period of 10 days. Registrant believes that if is in Registrant's best interest to terminate Nevada Agency as its transfer agent forthwith. Registrant notes that Rule 17Ad-16 does not provide for any transition period but merely provides that Nevada Agency give specified notice when it is terminated as transfer agent, which Registrant assumes Nevada Agency will give, if such notice is required. In all events questions relating to termination of Nevada Agency as transfer agent may be moot since Registrant believes arrangements are being made with Nevada Agency for transfer of its functions as transfer agent to a successor transfer agent.


Paragraph 14.
-------------

Walker states that Registrant is not disclosing material information to its shareholders, citing the current audit of Registrant's Phase I testing of its principal product by the Food and Drug Administration. Registrant believes that such an audit is in the normal course of business, particularly when, as in this situation, there is a request to interface Phase II and Phase III trials. Registrant believes that proper disclosure to shareholders has been made in all cases, at least to the extent legally required.

Paragraph 15.
-------------

Walker states that the attach to the Letter, which is a press release dated December 11, 1997 could be construed as misleading since it does not refer to a particular case pending in California. Registrant notes that the California case is not a class action, to the non-existence of which the press release refers, and that the California case involves the transfer of the Registrant's stock in the particular circumstances of the case rather than the more broadly applicable questions that are the essence of class actions. As a result, Registrant believes the press release was accurate as released.


Paragraph 16.
-------------

Walker states that because of conflicts with management, he can no longer serve as director, that because of disagreements he resigns as a director of Harvard and that he requests that this matter be disclosed on Form 8-K. Registrant is pleased to accept Walker's resignation.

                            ALEXANDER H. WALKER, JR.
                                Attorney at Law
                               American Plaza 11
                          57 West 200 South, Suite 400
                           Salt Lake City, Utah 84101
                            Telephone (801) 521-3292
                               (801) 521-3301 Fax

                               December 23, 1997



SENT BY UNITED PARCEL SERVICE
-----------------------------

Dr. Jackie R. See, Director
Harvard Scientific Corp.
17992 Mitchell South, Suite 100
Irvine, CA 92614

SENT BY UNITED PARCEL SERVICE
-----------------------------

Thomas E. Waite, President and Director
Harvard Scientiflc Corp.
106 Ridge Road
Lake Mary, Florida 32746

Re:     Harvard Scientific Corp.
          ("Harvard")

Gentlemen:

1. The events of the last two weeks have made it clear that current management no longer desires my participation as a director. I have been removed as an officer and effectively excluded from decisions the other directors make. This likely is due to the fact that I do not agree with the decisions current management has made regarding how the corporation is run and what information is, and is not, being disclosed to the shareholders. I think it is appropriate to outline some of the items with which I disagree.

2. Most, if not all, of the things with which I disagree have occurred since Tom Waite was elected president and a director of Harvard last month. When Waite was elected president, it was understood by both Waite and the Board of Directors that Waite would report to the board in connection with his duties as president. Most importantly, it was understood that Waite would not obligate Harvard to issue shares in connection with any contract without first obtaining board approval.

Dr. Jackie R. See
Thomas R. Waite
December 23, 1997
Page 2
--------------------------------------------------------------------------------



Within the first week after his election, Waite, without board approval, signed an agreement with Kostech Data Corporation under the terms of which Waite obligated Harvard to issue 100,000 shares of common stock as compensation to Kostech. Waite did not run the agreement by the board before negotiating the issuance of shares or signing the agreement, and I expressed my concern with Waite's actions in this regard in no uncertain terms.

3. Waite also balked at signing the employment agreement drafted by the company for his employment as president. Waite drafted his own version of the agreement and submitted it to Harvard. I drafted the company's version per the board's instructions. Waite's version contained significantly different terms than the company's version. First, Waite's version was automatically renewable each year. That is, Waite could remain president and draw his $240,000 per year salary as long as he wanted. Second, Waite's version allowed Waite to move the corporation's offices to where he lived in Florida, further strengthening Waite's exclusive control over the corporations activities. Again, I did not agree with the provisions in Waite's version of his employment agreement. To my knowledge, Waite has yet to sign an employment agreement with Harvard. Past corporate officers have signed agreements and if Waite has not, his situation represents a marked difference in the company's adherence to corporate formalities.

4. Shortly after taking office, Waite contacted me and asked me as Harvard's corporate secretary to send him a check for $25,000, which Waite said he intended to use as a slush fund for expenses. It was my understanding that corporate expenses would be reimbursed after they were incurred and proper documentation regarding those expenses was submitted. Without board authorization, I refused to give Waite $25,000 of the corporation's money absent verification of how the funds were to be spent.

5. Thereafter, Tom Waite called me at home on Monday, December 1, 1997, at 10:00 p.m. and stated that Barbara Krilich had been appointed as corporate treasurer of Harvard and that she would take control of the corporate check book. He also informed me that Krilich would be issued 500,000 shares of Harvard's stock and that she would be paid $120,000 per year. I asked Waite if Krilich's appointment had been approved by Jackie See, the corporation's other director. Waite informed me that See had agreed to Krilich's appointment.

Dr. Jackie R. See
Thomas R. Waite
December 23, 1997
Page 3
--------------------------------------------------------------------------------



6. The next day, Tuesday, December 2, 1997, I contacted Jackie See and asked him about Krilich's appointment. See told me that he had not heard about the matter before my call and that he had not approved Krilich's appointment. The situation regarding Krilich was worsened by the fact that the board had approved the appointment of Curt Orgill as corporate treasurer in a board meeting held on November 20, 1997. I informed See that Krilich's appointment in place of Orgill could create liability for the corporation as Orgill had resigned from his former job in order to accept the position with Harvard per the board's previous commitment. It was my understanding that See agreed with me and that the corporation would honor its commitment to Mr. Orgill.

7. I then confronted Waite when he called me at my home on Tuesday, December 2, 1997, with what in my opinion was his misrepresentation about See's approval of Krilich's appointment. During this conversation, I expressed my opinion that Waite had lied to me and that I could no longer trust him.

8. On Wednesday, December 3, 1997, See called me at home. See informed me that Waite had an investor, or investors, who would put $12 million into Harvard, but only it I resigned as an officer and director. In addition, the $12 million only would be put into Harvard if Nevada Agency and Trust Company was replaced as Harvard's transfer agent. Of course, as has been disclosed in past corporate filings, I am a principal of Nevada Agency and Trust Company. In short, as long as I severed all ties with Harvard, Waite would arrange for the $12 million to be put into Harvard. See then asked me to step down so Waite would put the funds into the corporation. Given the breakdown in my communications with Waite, I agreed as long as the $12 million transaction was real and as long as a suitable severance agreement could be put in place.

9. Thereafter, See and Waite held what they purported to be a telephonic meeting of the board of directors on Thursday, December 4, 1997. At this meeting, See wrongly represented that I had resigned as an officer and director. The board then proceeded to wrongly fill my positions with Harvard and wrongly terminate Nevada Agency and Trust Company as Harvard's transfer agent. This meeting was held without notice and was invalid.

10. When I learned of the invalid meeting, I took steps to protect the corporation's assets. I hired an attorney for this purpose. I was prepared to seek court intervention if the corporation's officers and directors did not follow proper corporate formalities. Thereafter, the directors properly noticed a directors' meeting in order to take all actions they wished to legally take. The fact that this

Dr. Jackie R. See
Thomas R. Waite
December 23, 1997
Page 4
--------------------------------------------------------------------------------



second directors' meeting was called confirmed at least two things: (1) the previous telephonic meeting was invalid; and (2) I had not resigned as a director as See had wrongly represented.

11. I have not been given any documentation which confirms the existence of the $12 million infusion of funds which Waite claims will be made to Harvard. I believe that such documentation should be made available to all board members. Either such documentation does not exist or a decision has been made not to provide me as a member of the board with such documentation. I do not agree with any decision to take action upon the promise of $12 million without confirmation of the obligation to put the $12 million into the corporation.

12. It is my opinion that under Waite's supervision, Harvard's assets are being dissipated unnecessarily. Krilich's appointment and salary are unnecessary in light of the previous employment of Mr. Orgill. Of course, both See and Waite are aware of the fact that Mr. Orgill has been my accountant for. many years and that I certainly favor and approve of his appointment, as did they at the board meeting held on November 20, 1997.

13. It also is my opinion that the termination of Nevada Agency and Trust Company as Harvard's transfer agent is a breach of the ninety (90) day notice provision in the agreement between Nevada Agency and Trust Company and Harvard, and also violates Rule 17Ad-16 of the Securities Exchange Act of 1934, as amended, which requires a transition period of ten (10) days during a change of transfer agents. Management has chosen to ignore these facts, a decision with which I do not agree, and opened the corporation to further liability.

14. Also, in my opinion, Harvard is not disclosing material information to the shareholders. For example, See has informed me, and I have relied on the accuracy of his representations, that the Phase I testing of the corporation's principle product will be audited by the Food and Drug Administration. For months I have advocated the disclosure of this fact, if it is true, and a full discussion of the impact such an audit could have on the approval process. I believe such a disclosure should be made immediately and I do not agree with the corporation's failure to make such a disclosure.

Dr. Jackie R. See
Thomas R. Waite
December 23, 1997
Page 5
--------------------------------------------------------------------------------



15. Also, in my opinion, the press release the corporation made on or about December 11, 1997 denying the existence of any class action suits by shareholders could be construed as misleading. A copy of the press release which I downloaded from the Internet is attached hereto. While it may be true that the officers and directors are unaware of any class action suits by shareholders, they are aware of at least one suit brought by a shareholder against the corporation. Of course, I refer to the Cogdill v. Harvard matter pending in the Superior Court of the State of California, County of Los Angeles, Case No. KC025611. In my opinion, the press release should have made mention of that fact and I do not agree with the corporation's decision to omit that fact from the press release.

16. Given these conflicts with management, I can no longer serve as a director. Therefore, because of my disagreements with on the matters relating to the corporation's operations, policies and practices, I resign as a director of Harvard. This letter and its attachment is my written description of my disagreements and pursuant to Item 6(a) of Form 8-K I hereby request that this matter be disclosed on Form 8-K. Pursuant to Item 6(c), this letter and its attachment must be filed as an exhibit to such a Form 8-K filing.

Very truly yours,


/s/ Alexander H. Walker, Jr.



A.H.WalkerJr.:cje

cc:     David R. Baker
        McDonald Carano Wilson McCune
        Nevada Agency and Trust Company

Thursday December 11, 10:03 am Easter Time

Company Press Release

HARVARD SCIENTIFIC CORP. PRESIDENT DISMISSES ALL
RUMORS

RENO, Nov.-(BUSINESS WIRE)-Dec. 11, 1997-Management of Harvard Scientific Corp. (OTC:BB HVSF) said today that it has come to the company's attention through e-mail messages and telephone calls that certain unfounded rumors have been circulating about the company. Management assets further that neither the company, its registered agent nor its legal counsel is aware of any class action lawsuits initiated by shareholders or any other party, as has been rumored. Management also stated emphatically that the company has not been notified by the Securities and Exchange Commission of any pending investigations against the company. Rumors to that effect are completely unfounded. Thomas Waite, President and Chief Executive Officer, said he knows of no reason for the recent drop in the price of the company's stock. He added that management is focused on enhancing the fundamentals of the company through strengthening the balance sheet and by fully implementing its plan to bring the company's products to market. Management, he said; has full faith and confidence in the operational and scientific teams it has assembled to expedite this process. Harvard Scientific Corp. is a biopharmaceutical company that develops products relating to liposomal delivery of Prostaglandin E-1 for the treatment of male erectile dysfunction, impotency and sexual enhancement. The company's patented process allows the Prostaglandin E-1 to be administered as a liquid via a painless delivery system. The company also has developed a topically applied skin treatment for psoriasis and is working with the FDA to establish Phase I clinical trials protocol for that product.

Contact:
I.W. Miller & Company
Ira Miller, 714/833-9001
    or
Scopes, Garcia & Carlisle
Ellie Muth, 801/364-8720